Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.00005 per share, of UCLOUDLINK GROUP INC., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 12, 2025.

MediaPlay Limited

By:	/s/ Chaohui Chen
Name:	Chaohui Chen
Title:	Director

Brilliant Topaz Holding Limited

By:	/s/ Susan Palmer and Michael Fearon
Name:	Susan Palmer and Michael Fearon
Title:	Authorized Signatories
For and on behalf of Rustem Limited
Director

Chen Family Evergreen Trust

By:	/s/ Susan Palmer and Michael Fearon
Name:	Susan Palmer and Michael Fearon
Title:	Authorized Signatories
For and on behalf of
Cantrust (Far East) Limited
Trustee

Chaohui Chen

/s/ Chaohui Chen

AlphaGo Robot Limited

By:	/s/ Zhiping Peng
Name:	Zhiping Peng
Title:	Director

Bright Topaz Holding Limited

By:	/s/ Susan Palmer and Michael Fearon
Name:	Susan Palmer and Michael Fearon
Title:	Authorized Signatories
For and on behalf of Rustem Limited
Director

Harmony Peng Trust

By:	/s/ Susan Palmer and Michael Fearon
Name:	Susan Palmer and Michael Fearon
Title:	Authorized Signatories
For and on behalf of
Cantrust (Far East) Limited
Trustee

Zhiping Peng

/s/ Zhiping Peng

Wen Gao

/s/ Wen Gao

Zhu Tan

/s/ Zhu Tan

Zhigang Du

/s/ Zhigang Du

Zhongqi Kuang

/s/ Zhongqi Kuang

Shubao Pei

/s/ Shubao Pei

Xuesong Ren

/s/ Xuesong Ren

Yimeng Shi

/s/ Yimeng Shi